Exhibit 10.1.1
Amendment to the Agora Media Inc. 2003 Stock Option Plan
     THIS AMENDMENT dated as of February 23, 2010 (the “Amendment”) to the Agora Media Inc. 2003 Stock Option Plan (the “Plan”).
WITNESSETH
     WHEREAS, the Corporation established the Agora Media Inc. 2003 Stock Option Plan (the “Plan”) to attract the best available talent and encourage the highest level of performance;
     WHEREAS, the Board of Directors and the stockholders wish to amend Section 5 of the Plan to provide for an increase from 5,700,000 to 6,200,000 the aggregate amount of Common Stock issuable upon the exercise of the Options and Reserved Options; and
     WHEREAS, Section 19 of the Plan provides that the Plan may be amended by the Board of Directors and the stockholders at any time and from time to time;
     NOW, THEREFORE, BE IT RESOLVED, that than number of shares of Common Stock, par value $0.01 of the Corporation that is reserved for issuance in accordance with the Plan, be and is hereby increased from 5,700,000 to 6,200,000 by deleting “5,700,000” in Section 5 of the Plan and replacing “5,700,000” with “6,200,000.” Except as specifically provided herein, the Plan remains in full force and effect unmodified hereby.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

EVERYDAY HEALTH, INC.
By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Executive Vice President and General Counsel